Exhibit 99.1

BreitBurn Energy Partners L.P. Reports Record Second Quarter Results

LOS ANGELES, August 6, 2013 -- BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) today announced financial and operating results for its second quarter of 2013.

Selected Results for the Quarter Included the Following:

-	Increased total net production to a quarterly record high of 2.45 MMBoe, which represented a 26% increase from the second quarter of 2012.
-	Increased liquids production to a quarterly record high of 1.29 MMBoe, which represented a 58% increase from the second quarter of 2012.
-	Increased Adjusted EBITDA, a non-GAAP financial measure, to $84.8 million, which represented a 31% increase from the second quarter of 2012.
-	Drilled 38 wells and completed 21 workovers, which in total added incremental net initial production of approximately 1,925 Boe/day.
-	Declared a cash distribution for the second quarter of 2013 of $0.48 per unit, or $1.92 per unit on an annualized basis, on July 31, 2013, which represented a 4.3% increase from the second quarter of 2012.
-	Announced the acquisition of oil and gas properties and associated midstream assets in the Oklahoma Panhandle and New Mexico, which was completed on July 15, 2013 for a total cash price of $876 million, subject to customary purchase price adjustments.

Management Commentary

Hal Washburn, CEO, said: “The Partnership delivered excellent financial and operating results including record quarterly production and Adjusted EBITDA above our guidance range. The active development programs for our legacy and newly acquired assets continued to yield strong results this quarter. We are also very pleased to have announced and closed the acquisition of oil properties and associated midstream assets in the Mid-Continent for approximately $876 million. The acquisition immediately adds significant production to our portfolio and an increased focus on liquids. We expect these assets to provide substantial accretion to distributable cash flow per unit to support distribution growth.”

Second Quarter 2013 Operating and Financial Results Compared to First Quarter 2013

-	Total production increased to a record quarterly high of 2,453 MBoe in the second quarter of 2013, up from 2,346 MBoe in the first quarter of 2013. Average daily production was 26,956 Boe/day in the second quarter of 2013 compared to 26,070 Boe/day in the first quarter of 2013.
o	Oil and NGL production was 1,287 MBoe compared to 1,206 MBoe in the first quarter of 2013
o	Natural gas production was 6,994 MMcf compared to 6,844 MMcf in the first quarter of 2013.
-	Adjusted EBITDA, a non-GAAP financial measure, was $84.8 million in the second quarter of 2013 compared to $64.1 million in the first quarter of 2013. The increase was primarily due to higher crude oil and natural gas sales volumes and higher average realized prices, better oil differentials in Wyoming and Texas, better natural gas differentials in Michigan and lower general and administrative expenses.
-	Pre-tax lease operating expenses, which include district expenses, processing fees and transportation costs, were $19.79 per Boe in the second quarter of 2013 compared to $19.42 per Boe in the first quarter of 2013.
-	General and administrative expenses, excluding non-cash unit-based compensation, were $3.56 per Boe in the second quarter of 2013 compared to $4.29 per Boe in the first quarter of 2013.
-	Oil, NGL, and natural gas sales revenues were $149.3 million for the second quarter of 2013, up from $120.4 million in the first quarter of 2013, primarily reflecting higher crude oil sales volumes, and higher natural gas prices.
-	Gains on commodity derivative instruments were $67.0 million in the second quarter of 2013 compared to losses of $24.2 million in the first quarter of 2013, which primarily reflects a decrease in crude oil and natural gas future prices during the second quarter of 2013. Derivative instrument settlements received were $4.8 million in the second quarter of 2013 compared to $5.2 million in the first quarter of 2013.
-	NYMEX WTI crude oil spot prices averaged $94.05 per barrel and Brent crude oil spot prices averaged $102.57 per barrel in the second quarter of 2013 compared to $94.33 per barrel and $112.47 per barrel, respectively, in the first quarter of 2013. Henry Hub natural gas spot prices averaged $4.02 per Mcf in the second quarter of 2013 compared to $3.49 per Mcf in the first quarter of 2013.
-	Realized crude oil and NGL prices, excluding the effects of commodity derivative settlements, averaged $87.82 per Boe and realized natural gas prices, excluding the effects of commodity instruments, averaged $4.22 per Mcf in the second quarter of 2013, compared to $84.61 per Boe and $3.61 per Mcf, respectively, in the first quarter of 2013.
-	Net income attributable to the Partnership, including the effect of derivative instruments, was $76.4 million, or $0.75 per diluted common unit, in the second quarter of 2013, compared to a net loss of $36.3 million, or $0.38 per diluted common unit, in the first quarter of 2013.
-	Oil and gas capital expenditures totaled $65 million in the second quarter of 2013 compared to $45 million in the first quarter of 2013.

Impact of Derivative Instruments

The Partnership uses commodity derivative instruments to mitigate the risks associated with commodity price volatility and to help maintain cash flows for operating activities, acquisitions, capital expenditures and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Because the Partnership does not use hedge accounting to account for its derivative instruments, changes in the fair value of derivative instruments are recorded in earnings each reporting period. These non-cash changes in the fair value of derivatives do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions for the reporting periods presented.

Total gains from commodity derivative instruments were approximately $67.0 million for the quarter ended June 30, 2013, which include $4.8 million for contracts that settled during the period.

Production, Statement of Operations, and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended June 30, 2013 and 2012, and the three months ended March 31, 2013:

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars, except as indicated	2013	2013	2012
Oil, natural gas and NGL sales (a)	$149,286	$120,362	$94,981
Gain (loss) on commodity derivatives instruments	66,993	(24,176)	107,288
Other revenues, net	702	758	907
Total revenues	$216,981	$96,944	$203,176
Lease operating expenses and processing fees	$48,544	$45,561	$39,122
Production and property taxes	11,066	9,383	6,525
Total lease operating expenses	$59,610	$54,944	$45,647
Purchases and other operating costs	337	318	647
Change in inventory	1,287	(3,109)	2,600
Total operating costs	$61,234	$52,153	$48,894
Lease operating expenses, pre taxes, per Boe (b)	$19.79	$19.42	$20.03
Production and property taxes per Boe	4.51	4.00	3.34
Total lease operating expenses per Boe	24.30	23.42	23.37
General and administrative expenses (excluding unit-based compensation)	$8,727	$10,055	$7,314
Net income (loss) attributable to the partnership	$76,432	$(36,300)	$92,506
Net income (loss) per diluted limited partner unit	$0.75	$(0.38)	$1.29

Total production (MBoe)	2,453	2,346	1,953
Oil and NGL (MBoe)	1,287	1,206	815
Natural gas (MMcf)	6,994	6,844	6,824
Average daily production (Boe/d)	26,956	26,070	21,457
Sales volumes (MBoe)	2,528	2,270	2,013
Average realized sales price (per Boe) (c) (d)	$58.98	$52.96	$47.08
Oil and NGL (per Boe) (c) (d)	87.82	84.61	90.05
Natural gas (per Mcf) (c)	4.22	3.61	2.33

(a) NGLs account for 5% or less of total production.

(b) Includes lease operating expenses, district expenses, transportation expenses and processing fees.

(c) Excludes the effect of commodity derivative settlements.

(d) Includes crude oil purchases.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles (“non-GAAP”) measure to their nearest comparable generally accepted accounting principles (“GAAP”) measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts, and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.” This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance. Management believes that these non-GAAP financial measures enhance comparability to prior periods.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2013	2013	2012 (a)
Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss) attributable to the Partnership	$76,432	$(36,300)	$92,506

(Gain) loss on commodity derivative instruments	(66,993)	24,176	(107,288)
Commodity derivative instrument settlements (b) (c)	4,798	5,158	25,063
Depletion, depreciation and amortization expense	46,541	47,790	33,517
Interest expense and other financing costs	18,420	18,419	14,069
Loss on interest rate swaps (d)	-	-	190
(Gain) loss on sale of assets	71	(9)	29
Income tax expense (benefit)	574	30	1,005
Unit-based compensation expense (e)	4,989	4,808	5,612
Adjusted EBITDA	$84,832	$64,072	$64,703

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2013	2013	2012 (a)

Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash provided by operating activities	$38,570	$58,852	$29,252

Increase (decrease) in assets net of liabilities relating to operating activities	29,074	(12,140)	21,940
Interest expense (d) (f)	17,062	17,180	13,583
Income from equity affiliates, net	(130)	129	(155)
Income taxes	256	51	100
Non-controlling interest	-	-	(17)
Adjusted EBITDA	$84,832	$64,072	$64,703

(a) Adjusted EBITDA for the three months ended June 30, 2012 was conformed to exclude $1.6 million related to "Net operating cash flow from acquisitions, effective date through closing date."

(b) Excludes pre-paid premiums, paid in 2012, related to crude oil derivatives that settled during the three months ended June 30, 2013 and March 31, 2013 of $1.2 million and $1.2 million, respectively. There were no pre-paid premiums associated with contract settlements in the three months ended June 30, 2012.

(c) For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, includes settlements received (paid) on crude oil derivatives of $(3.6) million, $(7.3) million and $1.8 million, respectively, and settlements received on natural gas derivatives of $8.4 million, $12.5 million and $23.3 million, respectively.

(d) Includes settlements paid on interest rate derivatives.

(e) Represents non-cash long-term unit-based incentive compensation expense.

(f) Excludes amortization of debt issuance costs and amortization of senior note discount/premium.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of August 5, 2013. Please refer to the updated Commodity Price Protection Portfolio via our website for additional details related to our hedge portfolio.

	Year
	2013	2014	2015	2016	2017	2018
Oil Positions:
Fixed Price Swaps - NYMEX WTI
Hedged Volume (Bbls/d)	13,231	11,314	10,189	6,711	5,471	493
Average Price ($/Bbl)	$95.24	$93.67	$94.71	$86.97	$83.38	$82.20
Fixed Price Swaps - ICE Brent
Hedged Volume (Bbls/d)	4,200	4,800	3,300	4,300	298	-
Average Price ($/Bbl)	$97.57	$98.88	$97.73	$95.17	$97.50	$-
Collars - NYMEX WTI
Hedged Volume (Bbls/d)	500	1,000	1,000	-	-	-
Average Floor Price ($/Bbl)	$77.00	$90.00	$90.00	$-	$-	$-
Average Ceiling Price ($/Bbl)	$103.10	$112.00	$113.50	$-	$-	$-
Collars - ICE Brent
Hedged Volume (Bbls/d)	-	-	500	500	-	-
Average Floor Price ($/Bbl)	$-	$-	$90.00	$90.00	$-	$-
Average Ceiling Price ($/Bbl)	$-	$-	$109.50	$101.25	$-	$-
Puts - NYMEX WTI
Hedged Volume (Bbls/d)	1,000	500	500	1,000	-	-
Average Price ($/Bbl)	$90.00	$90.00	$90.00	$90.00	$-	$-
Total:
Hedged Volume (Bbls/d)	18,931	17,614	15,489	12,511	5,769	493
Average Price ($/Bbl)	$95.00	$94.78	$94.75	$90.15	$84.11	$82.20

Gas Positions:
Fixed Price Swaps - MichCon City-Gate
Hedged Volume (MMBtu/d)	37,000	7,500	7,500	17,000	10,000	-
Average Price ($/MMBtu)	$6.50	$6.00	$6.00	$4.46	$4.48	$-
Fixed Price Swaps - Henry Hub
Hedged Volume (MMBtu/d)	26,100	38,600	43,200	20,700	5,571	-
Average Price ($/MMBtu)	$4.68	$4.80	$4.83	$4.24	$4.51	$-
Puts - Henry Hub
Hedged Volume (MMBtu/d)	-	6,000	1,500	-	-	-
Average Price ($/MMBtu)	$-	$5.00	$5.00	$-	$-	$-
Total:
Hedged Volume (MMBtu/d)	63,100	52,100	52,200	37,700	15,571	-
Average Price ($/MMBtu)	$5.75	$4.99	$5.00	$4.34	$4.49	$-

Calls - Henry Hub
Hedged Volume (MMBtu/d)	30,000	15,000	-	-	-	-
Average Price ($/MMBtu)	$8.00	$9.00	$-	$-	$-	$-
Deferred Premium ($/MMBtu)	$0.05	$0.12	$-	$-	$-	$-

Other Information

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time). Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-401-4669 (international callers dial +1-719-785-1753) a few minutes prior to register. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through August 13, 2013 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 5936311, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, Oklahoma, California, Texas, Florida, Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “will be,” “immediately add,” “increased focus,” “substantial accretion,” “support distribution growth,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Balance Sheets

	June 30,	December 31,
Thousands	2013	2012
ASSETS
Current assets
Cash	$2,136	$4,507
Accounts and other receivables, net	82,604	67,862
Derivative instruments	33,056	34,018
Related party receivables	764	1,413
Inventory	4,887	3,086
Prepaid expenses	728	2,779
Total current assets	124,175	113,665
Equity investments	7,003	7,004
Property, plant and equipment
Oil and gas properties	3,474,922	3,363,946
Other assets	15,384	14,367
	3,490,306	3,378,313
Accumulated depletion and depreciation	(757,241)	(666,420)
Net property, plant and equipment	2,733,065	2,711,893
Other long-term assets
Derivative instruments	82,707	55,210
Deposit for oil and gas properties	85,980	-
Other long-term assets	25,817	27,722

Total assets	$3,058,747	$2,915,494
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$44,941	$42,497
Derivative instruments	2,900	5,625
Revenue and royalties payable	26,063	22,262
Wages and salaries payable	8,926	10,857
Accrued interest payable	13,014	13,002
Accrued liabilities	27,549	20,997
Total current liabilities	123,393	115,240

Credit facility	235,000	345,000
Senior notes, net	755,698	755,696
Deferred income taxes	2,784	2,487
Asset retirement obligation	101,487	98,480
Derivative instruments	792	4,393
Other long-term liabilities	4,503	4,662
Total liabilities	1,223,657	1,325,958
Equity
Partners' equity	1,835,090	1,589,536

Total liabilities and equity	$3,058,747	$2,915,494

Common units outstanding	99,680	84,668

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars, except per unit amounts	2013	2012	2013	2012

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$149,286	$94,981	$269,648	$188,988
Gain on commodity derivative instruments, net	66,993	107,288	42,817	71,283
Other revenue, net	702	907	1,460	2,052
Total revenues and other income items	216,981	203,176	313,925	262,323
Operating costs and expenses
Operating costs	61,234	48,894	113,387	92,155
Depletion, depreciation and amortization	46,541	33,517	94,331	71,798
General and administrative expenses	13,716	12,926	28,579	26,600
Loss on sale of assets	71	29	62	154

Operating income	95,419	107,810	77,566	71,616

Interest expense, net of capitalized interest	18,420	14,069	36,839	27,869
Loss on interest rate swaps	-	190	-	684
Other (income) expense, net	(7)	23	(9)	19
Total other expense	18,413	14,282	36,830	28,572

Income before taxes	77,006	93,528	40,736	43,044

Income tax expense	574	1,005	604	446

Net income	76,432	92,523	40,132	42,598

Less: Net income attributable to noncontrolling interest	-	(17)	-	(62)

Net income attributable to the partnership	76,432	92,506	40,132	42,536

Basic net income per unit	$0.75	$1.29	$0.41	$0.61
Diluted net income per unit	$0.75	$1.29	$0.41	$0.61

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
Thousands of dollars	2013	2012

Cash flows from operating activities
Net income	$40,132	$42,598
Adjustments to reconcile net loss to cash flow from operating activities:
Depletion, depreciation and amortization	94,331	71,798
Unit-based compensation expense	9,797	11,203
Gain on derivative instruments	(42,817)	(70,599)
Derivative instrument settlements	9,956	41,193
Prepaid premiums paid on derivative instruments	-	(6,956)
Income from equity affiliates, net	(1)	309
Deferred income taxes	297	126
Loss on sale of assets	62	154
Other	2,239	2,367
Changes in assets and liabilities:
Accounts receivable and other assets	(13,050)	16,926
Inventory	(1,801)	(543)
Net change in related party receivables and payables	649	2,170
Accounts payable and other liabilities	(2,372)	(10,195)
Net cash provided by operating activities	97,422	100,551
Cash flows from investing activities
Capital expenditures	(100,211)	(37,382)
Proceeds from sale of assets	160	674
Deposit for oil and gas properties	(85,980)	(21,954)
Property acquisitions	598	(92,837)
Net cash used in investing activities	(185,433)	(151,499)
Cash flows from financing activities
Issuance of common units	285,016	166,044
Distributions	(88,757)	(60,750)
Proceeds from issuance of long-term debt, net	397,000	538,885
Repayments of long-term debt	(507,000)	(586,000)
Change in book overdraft	(291)	(2,785)
Long-term debt issuance costs	(328)	(5,708)
Net cash provided by financing activities	85,640	49,686
Decrease in cash	(2,371)	(1,262)
Cash beginning of period	4,507	5,328
Cash end of period	$2,136	$4,066

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